Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-202463, 333-210583, 333-219969, 333-223232, 333-232391 and 333-240995) and on Form F-3 (No. 333-251821) of Vascular Biogenics Ltd. of our report dated March 25, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
March 25, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited